MTBC Reports Third Quarter 2017 Results

Company Reports 50% Revenue Growth plus Significant Profit Improvement

●	Revenue of $23.5 million for first nine months of 2017, 50% growth over the first nine months of 2016

●	GAAP net loss of $980,000 for third quarter 2017, an improvement of $714,000 or 42% from second quarter

●	Adjusted EBITDA of $609,000 for the quarter, a $141,000 improvement from second quarter 2017 and our highest quarter ever

●	GAAP operating loss of $275,000 for the quarter, an improvement of $1.1 million or 80% from second quarter

●	Non-GAAP adjusted operating income of $356,000 for the quarter, a 138% increase from second quarter and our highest quarter as a public company

SOMERSET, N.J., November 6, 2017 (GLOBE NEWSWIRE) – Medical Transcription Billing, Corp. (the “Company” or “MTBC”) (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the first nine months of 2017. The Company’s management will conduct a conference call later today, Monday, November 6, 2017, at 8:30 a.m. Eastern Time to discuss these results.

“We are pleased to announce revenue growth of 50% over the first nine months of 2016, which puts us on target to set a new record for annual revenue,” said Mahmud Haq, MTBC Chairman and Chief Executive Officer. He continued, “Our third quarter GAAP net loss improved by 42% over second quarter, while we achieved positive adjusted EBITDA of $609,000, our highest ever. Moreover, our GAAP operating loss for the quarter improved by 80%, while we achieved record positive adjusted operating income of $356,000.”

“In addition to significant revenue growth and profit improvement, we’re pleased to announce that our balance sheet has never been stronger,” said Mr. Haq. He continued, “Since our last earnings call, we fully repaid the balance of our $10 million credit facility with Opus Bank (“Opus”) two years prior to the original maturity date, paid Prudential the remaining $5 million plus interest owed for the MediGain acquisition, and raised capital in a way that didn’t dilute our common shareholders.”

“MTBC has also made great progress ramping up our new business development engine,” said Mr. Haq. He continued, “While we have spent less than 4% of revenue on sales and marketing so far this year, we are generating more than three dollars of annualized revenue for every dollar spent.

Three Month Financial Results

Revenues for third quarter 2017 were $7.5 million, an increase of 41% compared to $5.3 million in the same period last year. The increase was primarily due to the MediGain acquisition.

The third quarter 2017 GAAP net loss was $980,000, or 13% of revenue, an improvement of $714,000 compared to a net loss of $1.7 million in second quarter of 2017. The GAAP net loss in the third quarter 2017 was largely a result of non-cash amortization and depreciation expenses of $664,000 as well as $463,000 of non-cash financing costs which were written off as a result of the termination of our Opus credit agreement.

“The $714,000 improvement in our GAAP net loss from last quarter was due to a $780,000 reduction in amortization expense,” said Bill Korn, MTBC Chief Financial Officer. “When we acquire businesses, the tangible assets are typically small, so much of the value is assigned to intangible assets, which we amortize over three years. We purchased Omni Medical Billing Services, Practicare Medical Management and CastleRock Solutions in July 2014, at the time of our IPO, and the intangible assets from these acquisitions are now fully amortized. Our amortization expense was reduced by 61% during the third quarter, and will continue at a similar rate in future quarters, with small reductions each time we completely amortize the additional intangibles.”

The GAAP net loss for third quarter 2017 was $0.14 per share, calculated using the net loss attributable to common shareholders divided by the weighted average number of common shares outstanding.

Non-GAAP adjusted net income for third quarter 2017 was ($319,000), or ($0.03) per share, compared to the adjusted net income of ($208,000) in the same period last year. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding.

The third quarter 2017 GAAP operating loss was $275,000, or 4% of revenue, which represents an improvement of $1.1 million or 80% from the $1.4 million operating loss in our prior quarter. The GAAP operating loss also benefited from the $780,000 reduction in amortization expense. The GAAP operating loss excludes the provision for income taxes, net interest expense and other income and expenses, which are included in the GAAP net loss.

Non-GAAP adjusted operating income was $356,000, or 5% of revenue. “The third quarter 2017 adjusted operating income represents an improvement of $207,000 from the $149,000 adjusted operating income in our prior quarter,” continued Bill Korn. “This is our second consecutive quarter of positive non-GAAP adjusted operating income, which excludes significant non-cash expenses such as $419,000 of amortization of purchased intangible assets and $126,000 of stock-based compensation expense, as well as $85,000 of integration and transaction costs associated with recent acquisitions, and reflects the fact that our business is now at a scale where our revenues exceed our cash operating expenses.”

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Adjusted EBITDA for third quarter 2017 was $609,000, or 8% of revenue, compared to adjusted EBITDA of $130,000, or 2.4% of revenue, in the same period last year. “The third quarter 2017 adjusted EBITDA represents an improvement of $141,000 from the $468,000 adjusted EBITDA in our prior quarter, reflecting the significant cost savings we have achieved,” continued Bill Korn. “Third quarter adjusted EBITDA increased 368% from third quarter 2016, which was $130,000, and represents the highest quarterly adjusted EBITDA MTBC has achieved in its 15-year history. Since our business now has a higher scale, we are able to spread our fixed expenses over a larger revenue base and generate larger adjusted EBITDA than we ever have before.”

“The difference of $1.6 million between adjusted EBITDA and the GAAP net loss in the third quarter of 2017 reflects $664,000 of non-cash amortization and depreciation expense, $673,000 of net interest expense (of which $463,000 was non-cash financing costs which were written off as a result of the termination of our Opus credit agreement), $126,000 of stock-based compensation, $85,000 of integration and transaction costs related to recent acquisitions, and $65,000 of provision for income taxes,” says Bill Korn.

Nine Month Financial Results

Revenues for the first nine months of 2017 were $23.5 million, an increase of 50% compared to $15.7 million in the same period last year. The increase was primarily due to the MediGain acquisition.

For the first nine months of 2017 the GAAP net loss was $5.4 million compared to a GAAP net loss of $4.8 million in the same period last year. The GAAP net loss is largely a result of non-cash amortization and depreciation expense of $3.6 million, $570,000 of interest expense plus $673,000 of non-cash financing costs, as well as restructuring charges of $276,000 recorded during the first quarter 2017, related to closing our offices in Poland and Bangalore, India and shifting the work to our teams in Pakistan and Sri Lanka, to gain operating efficiencies.

Adjusted EBITDA for the first nine months of 2017 was $763,000, or 3.2% of revenue, compared to adjusted EBITDA of $208,000, or 1.3% of revenue, in the same period last year.

Cash Balance and Capital

As of September 30, 2017, the Company had $2.8 million in cash and positive working capital of approximately $913,000, a $5 million improvement from the working capital deficiency of approximately $4.1 million reported at the end of the second quarter.

The Company raised gross proceeds of $7.9 million from the sale of approximately 315,000 additional shares of its non-convertible Series A Preferred Stock via four small public offerings during the quarter. This was in addition to approximately $7.4 million from the sale of approximately 295,000 shares of Series A Preferred Stock sold in June. These shares trade on the Nasdaq Capital Market under the ticker MTBCP, and pay monthly cash dividends at the rate of 11% per annum.

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According to Bill Korn, “The cash cost of our dividends is far less than most businesses pay for term debt, which is typically repaid over three or four years, so the cash used is 25% or 33% annually on top of the interest rate. Our Series A Preferred Stock is perpetual, and has no mandatory redemption, although the Company can choose to redeem shares at $25.00 per share starting in November 2020.”

The Company used a portion of the net proceeds of these offerings to repay in full its term loans outstanding with Opus, which was approximately $7.3 million as of December 31, 2016. In addition, the Company paid Prudential approximately $5.3 million, which covered the remainder of the purchase price from its acquisition of MediGain plus interest.

During early October, the Company entered into a new revolving credit facility with Silicon Valley Bank (“SVB”) and repaid and terminated its previous revolving credit facility with Opus. The SVB credit facility is a $5 million secured revolving line of credit where borrowings are based on a formula of 200% of repeatable revenue adjusted by an annualized attrition rate as defined in the agreement. Under the SVB agreement, the amount currently available to the Company to be borrowed is currently in excess of $4 million. The SVB credit facility can be used for growth initiatives, including acquisitions with SVB’s approval.

According to Bill Korn, “based on MTBC’s current financial position, the fact that operating losses are dramatically reduced, adjusted operating income and adjusted EBITDA are positive, and future cash flow from operations is anticipated to be positive, the Company was able to remove the ‘going concern’ disclosure included in previous 10-Q’s. We now have a solid financial foundation, which leaves the Company well-positioned for growth.”

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. Eastern Time on Monday, November 6, 2017, to discuss the first nine months of 2017 results. The live webcast of the conference call can be accessed under Events & Presentations at ir.mtbc.com or by dialing 412-317-5131 and referencing “MTBC Third Quarter 2017 Earnings Call.”

A replay of the conference call will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-0088 and providing access code 10113104.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

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For additional information, please visit our website at www.mtbc.com

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Follow MTBC on Twitter, LinkedIn and Facebook.

PracticePro™, talkEHR™ and EnrollmentPlus™ are trademarks of MTBC.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

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These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to: manage growth; effectively and timely identify, close and ramp-up new business; effectively and timely identify, close and integrate acquisition targets; effectively migrate and keep newly acquired customers; retain existing and new customers; increase operational efficiency and reduce operating costs; predict and properly adjust to changes in reimbursement and other industry rules and trends; comply with contractual obligations and controlling laws; comply with its senior secured loan covenants; retain the services of Mahmud Haq and other key personnel; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$2,789,382	$3,476,880
Accounts receivable - net of allowance for doubtful accounts of $268,000 and $156,000 at September 30, 2017 and December 31, 2016, respectively	3,535,673	4,330,901
Current assets - related party	25,203	13,200
Prepaid expenses and other current assets	758,785	618,501
Total current assets	7,109,043	8,439,482
Property and equipment - net	1,424,732	1,588,937
Intangible assets - net	2,997,211	5,833,706
Goodwill	12,263,943	12,178,868
Other assets	152,712	282,713
TOTAL ASSETS	$23,947,641	$28,323,706
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,017,774	$1,905,131
Accrued compensation	848,571	2,009,911
Accrued expenses	758,357	1,236,609
Deferred rent (current portion)	79,150	61,437
Deferred revenue (current portion)	52,145	41,666
Accrued liability to related party	16,614	16,626
Borrowings under line of credit	2,000,000	2,000,000
Current portion of long-term debt	-	2,666,667
Notes payable - other (current portion)	246,603	5,181,459
Contingent consideration (current portion)	537,736	535,477
Dividend payable	638,905	202,579
Total current liabilities	6,195,855	15,857,562
Long - term debt, net of discount and debt issuance costs	-	4,033,668
Notes payable - other	137,550	166,184
Deferred rent	371,273	433,186
Deferred revenue	30,001	26,673
Contingent consideration	131,957	394,072
Deferred tax liability	510,530	345,530
Total liabilities	7,377,166	21,256,875
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.001 per share - authorized 2,000,000 shares; issued and outstanding 929,299 and 294,656 shares at September 30, 2017 and December 31, 2016, respectively	929	295
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 12,271,390 and 10,792,352 shares at September 30, 2017 and December 31, 2016, respectively; outstanding, 11,530,591 and 10,051,553 shares at September 30, 2017 and December 31, 2016, respectively	12,272	10,793
Additional paid-in capital	40,985,992	26,038,063
Accumulated deficit	(23,325,897)	(17,944,230)
Accumulated other comprehensive loss	(440,821)	(376,090)
Less: 740,799 common shares held in treasury, at cost at September 30, 2017 and December 31, 2016	(662,000)	(662,000)
Total shareholders’ equity	16,570,475	7,066,831
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$23,947,641	$28,323,706

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
NET REVENUE	$7,513,592	$5,341,002	$23,518,416	$15,663,687
OPERATING EXPENSES:
Direct operating costs	4,171,932	2,670,385	13,592,492	7,292,415
Selling and marketing	228,991	274,796	853,460	838,721
General and administrative	2,474,139	2,569,399	8,232,613	8,173,272
Research and development	249,045	174,876	843,294	575,059
Change in contingent consideration	-	(196,882)	151,423	(607,978)
Depreciation and amortization	664,441	1,118,282	3,637,131	3,536,940
Restructuring charges	-	-	275,628	-
Total operating expenses	7,788,548	6,610,856	27,586,041	19,808,429
OPERATING LOSS	(274,956)	(1,269,854)	(4,067,625)	(4,144,742)
OTHER:
Interest income	5,446	10,918	13,598	25,310
Interest expense	(678,103)	(176,527)	(1,242,672)	(486,481)
Other income (expense) - net	32,494	(13,933)	107,364	(40,447)
LOSS BEFORE INCOME TAXES	(915,119)	(1,449,396)	(5,189,335)	(4,646,360)
Income tax provision	65,000	45,309	192,332	126,236
NET LOSS	$(980,119)	$(1,494,705)	$(5,381,667)	$(4,772,596)

Preferred stock dividend	652,697	231,473	1,283,151	549,945
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,632,816)	$(1,726,178)	$(6,664,818)	$(5,322,541)
Loss per common share:
Basic and diluted loss per share	$(0.14)	$(0.17)	$(0.62)	$(0.53)
Weighted-average basic and diluted shares outstanding	11,485,811	10,006,121	10,835,142	10,031,212

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

	2017	2016
OPERATING ACTIVITIES:
Net loss	$(5,381,667)	$(4,772,596)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,637,131	3,536,940
Deferred rent	(38,544)	(28,032)
Deferred revenue	13,807	(32,912)
Provision for doubtful accounts	357,671	205,289
Provision for deferred income taxes	165,000	114,893
Foreign exchange (gain) loss	(27,145)	72,360
Interest accretion and write-off of deferred financing costs	672,998	145,038
Non-cash restructuring charges	17,001	-
Stock-based compensation expense	333,854	765,595
Change in contingent consideration	151,423	(607,978)
Acquisition settlements	-	(26,296)
Changes in operating assets and liabilities:
Accounts receivable	437,557	(160,523)
Other assets	107,532	211,651
Accounts payable and other liabilities	(1,754,255)	90,843
Net cash used in operating activities	(1,307,637)	(485,728)
INVESTING ACTIVITIES:
Capital expenditures	(499,988)	(319,870)
Cash paid for acquisitions	(205,000)	(1,425,000)
Net cash used in investing activities	(704,988)	(1,744,870)
FINANCING ACTIVITIES:
Contingent consideration payments	(79,603)	(153,799)
Settlement of tax withholding obligations on stock issued to employees	(195,912)	(8,500)
Proceeds from issuance of common stock, net of placement costs	2,000,000	-
Proceeds from issuance of preferred stock, net of placement costs	13,484,552	1,270,528
Proceeds from long term debt, net of costs	-	1,908,141
Repayments of debt obligations	(7,626,088)	(554,002)
Repayment of Prudential obligation	(5,000,000)	-
Proceeds from line of credit	7,000,000	6,000,000
Repayments of line of credit	(7,000,000)	(6,000,000)
Payment of registration statement and bank costs	(335,239)	(119,406)
Preferred stock dividends paid	(846,825)	(506,603)
Purchase of common shares	-	(546,145)
Net cash provided by financing activities	1,400,885	1,290,214
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(75,758)	11,317
NET DECREASE IN CASH	(687,498)	(929,067)
CASH - Beginning of the period	3,476,880	8,039,562
CASH - End of period	$2,789,382	$7,110,495
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$30,746	$189,725
Contingent consideration resulting from acquisitions	$-	$678,368
Dividends declared, not paid	$638,905	$202,578
Purchase of prepaid insurance through assumption of note	$298,698	$313,577
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$9,513	$32,816
Interest	$599,950	$321,530

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	($ in thousands)
Net revenue	$7,514	$5,341	$23,519	$15,664

GAAP net loss	$(980)	$(1,495)	$(5,382)	$(4,773)

Provision for income taxes	65	45	192	126
Net interest expense	673	166	1,229	461
Foreign exchange / other expense	(24)	14	(34)	40
Stock-based compensation expense	126	194	334	816
Depreciation and amortization	664	1,118	3,637	3,537
Integration and transaction costs	85	285	636	609
Change in contingent consideration	-	(197)	151	(608)
Adjusted EBITDA	$609	$130	$763	$208

Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

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	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	($ in thousands)
Net revenue	$7,514	$5,341	$23,519	$15,664

GAAP net loss	$(980)	$(1,495)	$(5,382)	$(4,773)
Provision for income taxes	65	45	192	126
Net interest expense	673	166	1,229	461
Other (income) expense - net	(32)	14	(107)	40
GAAP operating loss	(274)	(1,270)	(4,068)	(4,146)
GAAP operating margin	(3.6%)	(23.8%)	(17.3%)	(26.5%)

Stock-based compensation expense	126	194	334	816
Amortization of purchased intangible assets	419	949	2,881	3,077
Integration and transaction costs	85	285	636	609
Change in contingent consideration	-	(197)	151	(608)
Non-GAAP adjusted operating income	$356	$(39)	$(66)	$(252)
Non-GAAP adjusted operating margin	4.7%	(0.7%)	(0.3%)	(1.6%)

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	($ in thousands)
GAAP net loss	$(980)	$(1,495)	$(5,382)	$(4,773)

Foreign exchange / other expense	(24)	14	(34)	40
Stock-based compensation expense	126	194	334	816
Amortization of purchased intangible assets	419	949	2,881	3,077
Integration and transaction costs	85	285	636	609
Change in contingent consideration	-	(197)	151	(608)
Income tax expense related to goodwill	55	42	165	115
Non-GAAP adjusted net income	$(319)	$(208)	$(1,249)	$(724)

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding at the end of the period on September 30, 2017 and 2016 including the shares which were issued in 2016 but were considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions.

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	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
GAAP net loss per share	$(0.14)	$(0.17)	$(0.62)	$(0.53)

GAAP net loss per end-of-period share	(0.09)	(0.15)	(0.47)	(0.46)
Foreign exchange / other expense	0.00	0.00	0.00	0.00
Stock-based compensation expense	0.01	0.02	0.03	0.08
Amortization of purchased intangible assets	0.04	0.10	0.25	0.30
Integration and transaction costs	0.01	0.03	0.06	0.06
Change in contingent consideration	-	(0.02)	0.01	(0.06)
Income tax expense related to goodwill	0.00	0.00	0.01	0.01
Non-GAAP adjusted net income per share	$(0.03)	$(0.02)	$(0.11)	$(0.07)

End-of-period shares	11,530,591	10,295,370	11,530,591	10,295,370

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Basic shares outstanding	11,451,427	10,237,240	10,300,178	10,797,486
Additional common stock issued	-	-	1,000,000	-
Shares recorded as contingent consideration	-	-	-	(304,848)
Forfeiture of shares to acquired businesses	-	-	(36,250)	-
Purchase of treasury stock	-	-	-	(644,565)
RSUs vested during the period	79,164	54,501	266,663	443,668
Shares issued to customers	-	3,629	-	3,629
End-of-period shares	11,530,591	10,295,370	11,530,591	10,295,370

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

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Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, transaction costs, integration costs, and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, transaction costs, integration costs, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other expense – net. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes customer incentives paid in stock and related fees, as well as cash-settled awards based on changes in the stock price.

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Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements, and restructuring charges arising from discontinued operations. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock price as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

732-873-5133

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